EXHIBIT 99.1

CUSIP No. 98156Q108	13G

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing a statement on Schedule 13G jointly pursuant to Rule 13d-1(k)(1).  Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G and any amendments thereto with respect to the Class A Common Stock beneficially owned by each of them, of World Wrestling Entertainment, Inc., a Delaware corporation.  This Joint Filing Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G and amendments thereto.

Dated: February 7, 2017

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CUSIP No. 98156Q108	13G

TALPA BEHEER B.V.

By:	/s/ Barry Salomon Masclee
Name: Barry Salomon Masclee
Title: Attorney-In-Fact

THEATRUM NOVUM C.V.
BY: THEATRUM NOVUM MANAGEMENT B.V.

By:	/s/ Barry Salomon Masclee
Name: Barry Salomon Masclee
Title: Attorney-In-Fact

THEATRUM NOVUM MANAGEMENT B.V.

By:	/s/ Barry Salomon Masclee
Name: Barry Salomon Masclee
Title: Attorney-In-Fact

STICHTING ADMINISTRATIEKANTOOR TALPA BEHEER

By:	/s/ Barry Salomon Masclee
Name: Barry Salomon Masclee
Title: Attorney-In-Fact

JOHANNES HENDRIKUS HUBERT DE MOL

By:	/s/ Barry Salomon Masclee
Name: Barry Salomon Masclee
Title: Attorney-In-Fact

[Signature page to Joint Filing Agreement]